Exhibit 99.1
Allied Capital Announces Second Quarter 2008 Financial Results
August 5, 2008 – Washington, DC – Allied Capital Corporation (NYSE: ALD) today announced second quarter 2008 financial results.
Highlights for Q2 2008
•	Net investment income was $0.37 per share, or $63.9 million

•	Net realized losses were $0.10 per share, or $17.9 million

•	The total of net investment income and net realized losses was $0.27 per share, or $46.0 million

•	Net unrealized depreciation was $0.86 per share, or $148.2 million

•	Net loss was $0.59 per share, or $102.2 million

•	Second quarter 2008 dividend of $0.65 per share was paid; third and fourth quarter dividends of $0.65 per share were declared

•	Net asset value per share was $15.93

•	Shareholders’ equity was $2.8 billion

•	New investments totaled $318.9 million for the quarter; principal collections from investment repayments and sales totaled $332.8 million for the quarter
For the quarter ended June 30, 2008, net investment income was $63.9 million or $0.37 per share compared to net investment income of $25.2 million or $0.16 per share for the quarter ended June 30, 2007. Net investment income was reduced by employee stock option expense of $3.9 million or $0.02 per share and $9.5 million or $0.06 per share and excise tax expense of $1.9 million or $0.01 per share and $4.0 million or $0.03 per share, for the quarters ended June 30, 2008 and 2007, respectively.
Interest and related portfolio income was $134.6 million or $0.78 per share for the quarter ended June 30, 2008, and $117.7 million or $0.75 per share for the quarter ended June 30, 2007. Total operating expenses were $66.6 million or $0.39 per share for the quarter ended June 30, 2008, and $87.0 million or $0.56 per share for the quarter ended June 30, 2007. As compared to the second quarter of 2007, operating expenses declined by $20.4 million, or $0.12 per share. This decline was due to a decrease in employee expenses of $15.3 million, primarily related to a reduction in the 2008 bonus accrual, and a decrease in employee stock option expense of $5.7 million.
For the quarter ended June 30, 2008, the company had net realized losses of $17.9 million or $0.10 per share, including a realized loss of $15.5 million from its investment in Creative Group, Inc. For the quarter ended June 30, 2007, the company had net realized gains of $74.9 million or $0.48 per share, including a $39.9 million gain from the sale of its investment in HMT, Inc. and a $36.6 million gain from the sale of its investment in Healthy Pet Corp. Net realized gains or losses can vary substantially from period to period.
For the quarter ended June 30, 2008, net change in unrealized appreciation or depreciation was a decrease of $148.2 million or $0.86 per share. The net unrealized depreciation for the second quarter of 2008 resulted from the reversal of net unrealized depreciation associated with net realized losses of $14.7 million or $0.08 per share and net declines in investment values of $162.9 million or $0.94 per share. For the quarter ended June 30, 2007, net change in unrealized appreciation or depreciation was a decrease of $10.9 million or $0.07 per share. Net change in unrealized appreciation or depreciation can vary substantially from period to period.
Net loss for the three months ended June 30, 2008 was $102.2 million or $0.59 per share, as compared to net income of $89.2 million or $0.57 per share for the quarter ended June 30, 2007. Net income (loss) can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income (loss) may not be meaningful.

At December 31, 2007, the company had estimated excess taxable income of $403 million available for distribution to shareholders in 2008. In the first and second quarters of 2008, the company paid $224.2 million in dividends and it is expected that a substantial portion of the 2008 dividend payments will be made from excess 2007 taxable earnings. As a result, the company expects that a substantial portion of the taxable income generated from 2008 will be available for distribution in 2009.
In addition to spillover taxable income, the company had approximately $235 million in deferred taxable income resulting from installment sale gains as of December 31, 2007. These gains may be deferred for tax purposes until the notes or other amounts received from the sale of the related investments are sold or collected in cash.
Portfolio and Investment Activity
New investments totaled $318.9 million for the second quarter of 2008. These investments included:
•	$63.3 million in the subordinated notes and income notes of Knightsbridge CLO 2008-1 Ltd., a senior loan CLO that is managed by the company;

•	$63.1 million in Unitranche Fund LLC, a private fund co-managed by the company and an affiliate of General Electric Capital Corporation that generally focuses on making first lien unitranche loans to middle market companies, to support its investment in four companies;

•	$52.0 million to support the acquisition of Abraxas Corporation, a provider of risk mitigation technologies for the U.S. national security community;

•	$41.0 million to support the acquisition of Market Track Holdings, LLC, a provider of retail print advertising information services;

•	$36.7 million to purchase the senior debt of Border Foods, Inc., a provider of ingredients and packaged foods to the Mexican food industry; and

•	$13.5 million to support the recapitalization of Industrial Air Tool, an industrial distributor of tools, supplies, and equipment to oil and gas companies;
After principal collections related to investment repayments or sales of $332.8 million, portfolio exits and valuation and other changes during the quarter, the total portfolio at value was $4.5 billion at June 30, 2008. During the first half of 2008, the company has focused on selling and refinancing lower return assets in its portfolio and redeploying that capital into higher return investment opportunities. At June 30, 2008, the weighted average yield on the interest-bearing portfolio was 12.7% as compared to 11.6% at June 30, 2007.
Portfolio Quality
Grade 4 and Grade 5 assets were $77.9 million or 1.7% of the total portfolio at value at June 30, 2008, as compared to $113.0 million or 2.4% at March 31, 2008. Loans on non-accrual were $109.6 million or 2.4% of the total portfolio at value at June 30, 2008, as compared to $150.7 million or 3.3% of the total portfolio at value at March 31, 2008. Loans and debt securities over 90 days delinquent totaled $23.7 million or 0.5% of the total portfolio at value at June 30, 2008, as compared to $69.4 million or 1.5% of the total portfolio at value at March 31, 2008.
Liquidity and Capital Resources
During the second quarter of 2008, the company completed the issuance of $193.0 million of long-term unsecured five- and seven-year notes in a private placement, with a weighted average fixed coupon of 7.9%. The company also completed the sale of 12.2 million shares of common stock for net proceeds of $231.6 million. The company repaid $153.0 million of five-year notes that had a fixed coupon of 5.5% and reduced borrowings on its revolving line of credit by $188.3 million during the second quarter.

The Company had $426.8 million available under its revolving line of credit at June 30, 2008. In addition, at June 30, 2008, the company had cash, investments in Treasuries, money market and other securities totaling $228.8 million. At June 30, 2008, the company had a weighted average cost of debt of 6.9% and its regulatory asset coverage was 244%. The company is required to maintain regulatory asset coverage of at least 200%.
Quarterly Dividend of $0.65 Per Share Declared for the Third and Fourth Quarters of 2008
As previously released on July 8, 2008, the company declared a third quarter dividend of $0.65 per share and a fourth quarter dividend of $0.65 per share. These dividends represent the 180th and 181st consecutive quarterly dividends for Allied Capital shareholders since 1963. In accordance with regulated investment company distribution rules, the company declared the fourth quarter dividend during the third quarter because a portion of the dividend is expected to be paid from 2007 taxable income.
The dividends are payable as follows:

Third Quarter Dividend		Fourth Quarter Dividend
Record date:	September 12, 2008	Record date:	December 12, 2008
Payable date:	September 26, 2008	Payable date:	December 26, 2008
The company’s dividend is paid from taxable income. The Board determines the dividend based on estimates of annual taxable income, which differs from book income due to changes in unrealized appreciation and depreciation and due to temporary and permanent differences in income and expense recognition, and the amount of taxable income carried over from the prior year for distribution in the current year.
Webcast/ Conference Call at 8:30 a.m. EDT on Tuesday, August 5, 2008
The company will host a webcast/conference call at 8:30 a.m. (Eastern Time) on Tuesday, August 5, 2008, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our website at www.alliedcapital.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”
An archived replay of the event will be available through August 19, 2008 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “57389301”. An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a leading business development company (BDC) in the U.S. that invests long-term debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital is celebrating 50 years of investing in the U.S. entrepreneurial economy. With approximately $5 billion in total balance sheet assets at June 30, 2008, Allied Capital is among the largest BDCs with a diverse portfolio of investments in 120 companies across a variety of industries. These companies generate aggregate revenues of over $13 billion and employ more than 98,000 people. In addition to its own balance sheet assets, Allied Capital manages private funds with committed capital totaling $5 billion, and has investments in portfolio companies that manage assets totaling approximately $6 billion. For more information, please visit

www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Portfolio at value:s
Private finance	$4,390,834	$4,659,321
Commercial real estate finance	106,801	121,200

Total portfolio at value	4,497,635	4,780,521

Accrued interest and dividends receivable	77,331	71,429
Other assets	133,891	157,864
Investments in U.S. Treasury bills, money market and other securities	100,052	201,222
Cash	128,781	3,540

Total assets	$4,937,690	$5,214,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Notes payable and debentures	$1,962,839	$1,922,220
Revolving line of credit	80,500	367,250
Accounts payable and other liabilities	48,574	153,259

Total liabilities	2,091,913	2,442,729

Commitments and contingencies

Shareholders’ equity:
Common stock	18	16
Additional paid-in capital	3,058,796	2,657,939
Common stock held in deferred compensation trusts	—	(39,942)
Notes receivable from sale of common stock	(2,417)	(2,692)
Net unrealized appreciation (depreciation)	(640,934)	(379,327)
Undistributed earnings	430,314	535,853

Total shareholders’ equity	2,845,777	2,771,847

Total liabilities and shareholders’ equity	$4,937,690	$5,214,576

Net asset value per common share	$15.93	$17.54

Common shares outstanding	178,692	158,002

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Interest and related portfolio income
Interest and dividends	$119,212	$102,814	$253,872	$204,797
Fees and other income	15,366	14,862	25,650	20,831

Total interest and related portfolio income	134,578	117,676	279,522	225,628

Expenses
Interest	36,465	34,336	74,025	64,624
Employee	13,344	28,611	35,996	50,539
Employee stock options	3,859	9,519	8,054	13,180
Administrative	12,943	14,505	21,962	27,729

Total operating expenses	66,611	86,971	140,037	156,072

Net investment income before income taxes	67,967	30,705	139,485	69,556

Income tax expense, including excise tax	4,112	5,530	6,081	4,881

Net investment income	63,855	25,175	133,404	64,675

Net realized and unrealized gains (losses)
Net realized gains (losses)	(17,855)	74,879	(14,712)	102,545

Net change in unrealized appreciation or depreciation	(148,203)	(10,896)	(261,607)	55,024

Total net gains (losses)	(166,058)	63,983	(276,319)	157,569

Net increase (decrease) in net assets resulting from operations	$(102,203)	$89,158	$(142,915)	$222,244

Diluted earnings (loss) per common share	($0.59)	$0.57	($0.85)	$1.44

Weighted average common shares outstanding — diluted	172,968	156,051	167,238	154,446

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q2 2008(1)	Q1 2008(1)	Q4 2007(1)	Q3 2007(1)	Q2 2007(1)
Income Summary
Interest and related portfolio income	$134.6	$144.9	$117.7	$118.4	$117.7
Operating expenses(2)(3)	66.6	73.4	62.1	88.9	87.0
Income tax expense (benefit), including excise tax(4)	4.1	2.0	(2.4)	11.2	5.5

Net investment income	63.9	69.5	58.0	18.3	25.2

Realized gains (losses):
Realized gains	5.0	32.7	4.3	275.8	87.4
Realized losses	(22.9)	(29.6)	(50.7)	(63.4)	(12.5)

Net realized gains (losses)	(17.9)	3.1	(46.4)	212.4	74.9

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(162.9)	(95.9)	(34.2)	(149.1)	27.5
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(2.2)	(32.5)	(1.6)	(243.9)	(55.0)
Unrealized appreciation reversed for dividend income	—	(13.5)	—	—	—
Unrealized depreciation reversed for realized losses	16.9	28.5	51.7	65.8	16.6

Net change in unrealized appreciation or depreciation	(148.2)	(113.4)	15.9	(327.2)	(10.9)

Net income (loss)	($102.2)	($40.7)	$27.5	($96.5)	$89.2

Total of net investment income and net realized gains (losses)(5)	$46.0	$72.7	$11.6	$230.7	$100.1

Per Share Statistics (diluted)
Net investment income	$0.37	$0.43	$0.37	$0.12	$0.16
Net realized gains (losses)	(0.10)	0.02	(0.30)	1.37	0.48
Net change in unrealized appreciation or depreciation	(0.86)	(0.70)	0.10	(2.11)	(0.07)

Net income (loss)	($0.59)	($0.25)	$0.18	($0.62)	$0.57

Total of net investment income and net realized gains (losses)(5)	$0.27	$0.45	$0.07	$1.49	$0.64
Dividends per share(6)	$0.65	$0.65	$0.72	$0.65	$0.64

Balance Sheet Summary
Total portfolio at value:
Private finance	$4,390.8	$4,519.8	$4,659.3	$4,207.1	$4,348.3
Commercial real estate finance	106.8	115.8	121.2	119.7	122.8

Total portfolio at value	$4,497.6	$4,635.6	$4,780.5	$4,326.9	$4,471.1
Yield on interest-bearing portfolio	12.7%	12.3%	12.1%	11.9%	11.6%
Cash and investments in U.S. Treasury bills, money market and other securities	$228.8	$201.6	$204.8	$305.9	$350.0
Total assets	$4,937.7	$5,082.2	$5,214.6	$4,861.5	$5,045.5
Total debt outstanding	$2,043.3	$2,191.6	$2,289.5	$1,922.4	$1,921.8
Undistributed earnings	$430.3	$500.5	$535.9	$606.4	$476.0
Total shareholders’ equity	$2,845.8	$2,828.4	$2,771.8	$2,765.8	$2,991.1
Net asset value per share	$15.93	$16.99	$17.54	$17.90	$19.59
Debt to equity ratio	0.72	0.77	0.83	0.70	0.64

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $3.9 million or $0.02 per share, $4.2 million or $0.03 per share, $3.7 million or $0.02 per share, $18.3 million or $0.12 per share, and $9.5 million or $0.06 per share for the respective periods. Included in the $18.3 million for Q3 2007 is $14.4 million or $0.09 per share related to the Company’s option cancellation payment made in connection with the tender offer completed in July 2007.

(3)	Operating expenses included investigation and litigation expenses, net of reimbursements, totaling $0.7 million or $0.00 per share, $(0.5) million or $(0.00) per share, $0.8 million or $0.00 per share, $0.8 million or $0.01 per share, and $0.9 million or $0.01 per share for the respective periods.

(4)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $1.9 million or $0.01 per share, $2.3 million or $0.01 per share, $(0.3) million or $(0.00) per share, $9.0 million or $0.06 per share, and $4.0 million or $0.03 per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income from which dividends are paid.

(6)	Dividends per share for Q4 2007 include an extra dividend of $0.07 per share.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q2 2008	Q1 2008	Q4 2007	Q3 2007	Q2 2007
Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$86.2	$37.2	$95.3	$71.7	$91.2
Unitranche debt	10.3	5.0	55.9	71.0	51.8
Subordinated debt	110.8	161.2	320.8	303.2	213.3

Total loans and debt securities	207.3	203.4	472.0	445.9	356.3
Equity securities
Preferred shares/ income notes of CLOs	24.2	3.0	73.8	25.2	17.2
Subordinated certificates in Unitranche Fund LLC	63.1	30.7	0.7	—	—
Other equity securities	22.6	37.5	61.6	105.0	100.1

Total new investments	$317.2	$274.6	$608.1	$576.1	$473.6

By transaction type:
Debt investments	$309.3	$208.5	$522.6	$376.2	$377.0
Buyout investments	7.9	66.1	85.5	199.9	96.6

Total new investments	$317.2	$274.6	$608.1	$576.1	$473.6

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$289.3	$150.8	$115.4	$292.6	$437.6
Equity	35.2	105.6	9.6	53.6	44.3

Total repayments or sales	$324.5	$256.4	$125.0	$346.2	$481.9

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$330.9	$325.7	$344.3	$481.6	$409.8
Unitranche debt	627.6	655.7	653.9	698.1	681.4
Subordinated debt	2,292.0	2,430.4	2,416.4	1,927.1	1,892.2

Total loans and debt securities	3,250.5	3,411.8	3,414.6	3,106.8	2,983.4
Equity securities
Preferred shares/ income notes of CLOs	232.6	197.4	203.0	131.5	111.3
Subordinated certificates in Unitranche Fund LLC	94.6	31.5	0.7	—	—
Other equity securities	813.1	879.1	1,041.0	968.8	1,253.6

Total equity securities	1,140.3	1,108.0	1,244.7	1,100.3	1,364.9

Total portfolio	$4,390.8	$4,519.8	$4,659.3	$4,207.1	$4,348.3

Yields(8):
Senior loans	6.4%	7.0%	7.7%	9.3%	7.4%
Unitranche debt	12.2%	11.8%	11.5%	11.5%	11.4%
Subordinated debt	13.7%	13.0%	12.8%	12.6%	12.5%
Total loans and debt securities	12.6%	12.2%	12.1%	11.8%	11.7%
Preferred shares/ income notes of CLOs	16.0%	15.8%	14.6%	15.1%	14.0%
Subordinated certificates in Unitranche Fund LLC	10.2%	12.4%	12.4%	—	—
Total interest bearing investments	12.8%	12.4%	12.2%	12.0%	11.8%
Total number of portfolio investments	149	152	156	151	143

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	119	124	112	135	92
Percentage of private finance portfolio reviewed at value	94.9%	94.0%	91.1%	92.1%	92.1%

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	Represents principal collections from investment repayments or sales excluding realized gains.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value.
The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value.
The weighted average yield on the subordinated certificates in the Unitranche Fund LLC is computed as the (a) annual stated interest (LIBOR plus 7.5%) divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q2 2008	Q1 2008	Q4 2007	Q3 2007	Q2 2007
Portfolio Quality Data
By Grade(9)
Portfolio at value by grade:
Grade 1	$988.0	$1,301.7	$1,539.6	$1,605.3	$1,727.2
Grade 2	3,161.0	3,079.8	2,915.7	2,320.6	2,207.0
Grade 3	270.7	141.1	122.5	258.1	359.4
Grade 4	31.0	61.6	157.2	90.5	72.8
Grade 5	46.9	51.4	45.5	52.4	104.7

Total	$4,497.6	$4,635.6	$4,780.5	$4,326.9	$4,471.1

Portfolio at value by grade, % portfolio at value:
Grade 1	22.0%	28.1%	32.2%	37.1%	38.6%
Grade 2	70.3%	66.4%	61.0%	53.6%	49.4%
Grade 3	6.0%	3.1%	2.6%	6.0%	8.0%
Grade 4	0.7%	1.3%	3.3%	2.1%	1.6%
Grade 5	1.0%	1.1%	0.9%	1.2%	2.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Total Grade 4 and 5	1.7%	2.4%	4.2%	3.3%	4.0%
Total Grade 4 and 5 excluding investments in Ciena Capital	1.7%	1.8%	2.8%	2.9%	2.7%

Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$109.6	$150.7	$212.0	$250.1	$298.1
Loans and debt securities not accruing interest, % portfolio at value	2.4%	3.3%	4.4%	5.8%	6.7%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	2.4%	2.6%	3.0%	3.6%	4.5%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$23.7	$69.4	$149.1	$162.7	$138.0
Loans and debt securities over 90 days delinquent, % portfolio at value	0.5%	1.5%	3.1%	3.8%	3.1%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	0.5%	0.9%	1.7%	1.5%	0.9%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$23.7	$55.5	$149.1	$162.7	$138.0

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(9)	We employ a grading system for our entire portfolio. Grade 1 is used for those investments from which a capital gain is expected. Grade 2 is used for investments performing in accordance with plan. Grade 3 is used for investments that require closer monitoring; however, no loss of investment return or principal is expected. Grade 4 is used for investments that are in workout and for which some loss of current investment return is expected, but no loss of principal is expected. Grade 5 is used for investments that are in workout and for which some loss of principal is expected.